Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-207670) of Achieve Life Sciences, Inc. of our report dated March 27, 2017 relating to the consolidated financial statements, which is incorporated by reference in Achieve Life Sciences, Inc. Current Report on Form 8-K dated August 2, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia

September 14, 2017